EXHIBIT 99.1

WestRock Reports Strong Results in Third Quarter Fiscal 2016

NORCROSS, Ga., Aug. 04, 2016 (GLOBE NEWSWIRE) -- WestRock Company (WestRock) (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its third quarter ended June 30, 2016.

Third Quarter 2016 Highlights

  Earned $0.59 per diluted share from continuing operations and $0.71 of adjusted earnings per diluted share from continuing operations
  Generated net cash provided by operating activities of $532 million and adjusted free cash flow of $373 million
  Achieved $105 million in year-over-year productivity improvements and annual run rate of $425 million of synergy and performance improvements
  Reduced North American containerboard inventory levels by 152,000 tons, while improving customer service levels
  Successfully completed the Specialty Chemicals (Ingevity) separation

Three Months Ended
June 30, 2016

Earnings from continuing operations per diluted share	$0.59

Restructuring and other items (1)	0.12
Merger and acquisition inventory step-up expense	0.01
Gain on investment in Grupo Gondi	(0.01)

Adjusted earnings from continuing operations per diluted share	$0.71

(1) See “Restructuring and Other Items”

Third Quarter 2016 Results

Revenues for the third quarter totaled $3.6 billion, a decline of $103 million, or 2.8%, compared to $3.7 billion of combined revenues in the third quarter of 2015. Prior year results presented on a combined basis represent the addition of Rock-Tenn Company’s and MeadWestvaco Corporation’s individual results – see “Presentation of Financial Statements”. Earnings from continuing operations per diluted share were $0.59 and adjusted earnings from continuing operations per diluted share were $0.71, both of which exclude any contribution from Specialty Chemicals.

Steve Voorhees, chief executive officer of WestRock, said, “I’m pleased with the WestRock team’s execution during the third quarter, which delivered strong cash flow, lower inventories and solid earnings per share. We continue to make significant progress toward achieving our synergy and performance improvement goals and are now at a $425 million annual run-rate as of the end of June. Our performance this quarter demonstrates the success of our differentiated strategy that is creating value for our customers, stockholders and employees.”

Presentation of Financial Statements

On July 1, 2015, Rock-Tenn Company and MeadWestvaco Corporation completed a strategic combination of their respective businesses (the “strategic combination”). After completion of this transaction, RockTenn and MeadWestvaco became wholly-owned subsidiaries of WestRock. RockTenn was the accounting acquirer in the transaction; therefore, unless otherwise indicated, the financial statements included in this release beginning with the Condensed Consolidated Statements of Operations reflect only the results of RockTenn for fiscal periods prior to the transaction. WestRock’s consolidated financial statements include the consolidated results of WestRock for periods following the transaction.

On May 15, 2016, WestRock completed the separation of its Specialty Chemicals business, Ingevity, and as a result has ceased to consolidate the assets, liabilities and results of operations of that business. WestRock has recast the Condensed Consolidated Balance Sheet as of September 30, 2015 and the Condensed Consolidated Statements of Operations for all periods presented to reflect the former Specialty Chemicals segment as discontinued operations. WestRock has not recast the Condensed Consolidated Statements of Cash Flows since the impact of Specialty Chemicals was not significant.

The results disclosed in this release as “Combined” for the prior year period beginning under the heading Consolidated Financial Results do not reflect WestRock’s pro forma results on a GAAP basis, but rather represent the addition of RockTenn’s and MeadWestvaco’s individual results for the quarter ended June 30, 2015, excluding Specialty Chemicals. MeadWestvaco’s results have been recast to charge the MeadWestvaco segments for items such as additional corporate costs, pension service costs and stock-based compensation in order to be consistent with WestRock’s methodology, as well as to remove interest expense and other income, net from MeadWestvaco’s Corporate and Other category. The combined results for RockTenn and MeadWestvaco in this release for the quarter ended June 30, 2015 also do not reflect the effect of any purchase accounting adjustments, including but not limited to the elimination of intercompany sales and the fair value of assets and liabilities. In the tables, Segment EBITDA is computed as Segment Income plus Depreciation and Amortization. See Non-GAAP Financial Measures and Reconciliations.

Conference Call

WestRock will host a conference call to discuss the results of operations for the third quarter of fiscal 2016 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on August 4, 2016. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 888-970-4199 (inside the U.S.) or 517-308-9442 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode WESTROCK. Replays of the call will be available through September 3, 2016, and can be accessed at 888-282-0031 (U.S. callers) and 203-369-3601 (outside the U.S.).

About WestRock

WestRock (NYSE:WRK) aspires to be the premier partner and unrivaled provider of paper and packaging solutions in consumer and corrugated markets. WestRock's 39,000 team members support customers around the world from more than 250 operating and business locations spanning North America, South America, Europe and Asia. For more information, visit www.westrock.com.

Consolidated Financial Results

The financial results below as well as those under the heading Segment Results illustrate the performance of WestRock for the quarter ended June 30, 2016, and the combined performance of RockTenn and MeadWestvaco for the quarter ended June 30, 2015 (in millions).

		Combined
	June 30, 2016	June 30, 2015	Change

Net sales	$3,596.5	$3,699.0	$(102.5)

Segment income including Non-allocated expenses	$338.3	$407.7	$(69.4)
Depreciation	210.1	188.3	21.8
Amortization	60.5	38.0	22.5
Inventory step-up, net of LIFO	2.0	-	2.0
Adjusted Segment EBITDA including Non-allocated expenses	$610.9	$634.0	$(23.1)

Net sales declined $103 million compared to the combined prior year quarter.  Of this decline, $44 million was due to net sales between RockTenn and MeadWestvaco in the prior year quarter prior to the strategic combination that were not eliminated in the combined net sales data, while similar net sales are now eliminated as intercompany sales. The balance of the decline was primarily attributable to the impact of $42 million of volume, price and mix in the Corrugated and Consumer Packaging segments; a $26 million decline due to the impact of foreign currency; and $11 million of lower Consumer Packaging segment net sales due to MeadWestvaco’s sale of its European tobacco converting business in April 2015. These declines were partially offset by $20 million of higher Land and Development segment sales.

Segment income including Non-allocated expenses decreased $69 million compared to the prior year quarter primarily as a result of $44 million of increased depreciation and amortization expense predominantly due to the step-up of assets in purchase accounting. Adjusted Segment EBITDA including Non-allocated expenses decreased by $23 million compared to the prior year quarter primarily due to a decrease of $24 million in the Corrugated Packaging segment’s Adjusted Segment EBITDA and $14 million of increased Non-allocated expenses, which were primarily a result of lower non-service pension income. These items were partially offset by an increase of $19 million in the Consumer Packaging segment's Adjusted Segment EBITDA. The decrease in Adjusted Segment EBITDA including Non-allocated expenses was due primarily to synergy and performance improvements and lower energy costs being more than offset by lower price/mix, volume and other cost inflation.

Segment Results

Corrugated Packaging

		Combined
	June 30, 2016	June 30, 2015	Change

Segment sales	$1,967.7	$2,010.4	$(42.7)

Segment income	$192.4	$232.5	$(40.1)
Depreciation	121.3	108.4	12.9
Amortization	22.8	22.8	-
Inventory step-up, net of LIFO	2.8	-	2.8
Adjusted Segment EBITDA	$339.3	$363.7	$(24.4)

Operating Highlights for the Quarter Ended June 30, 2016:

  Corrugated Packaging segment EBITDA margin of 17.1% and North American Corrugated Adjusted EBITDA margin of 18.3%; Brazil Corrugated EBITDA margin of 22.8%
  Shipments in North America of 2.11 million tons, an increase of 82,000 tons from the prior year quarter primarily due to the SP Fiber acquisition
  North American containerboard inventory declined by 152,000 tons sequentially
  Economic downtime of 72,000 tons and maintenance downtime of 60,000 tons
  Brazil shipments increased 5% versus the prior year period

Period Comparability Items:

  The impact of foreign exchange on segment sales and income for the current quarter was unfavorable $20 million and $1 million, respectively

Consumer Packaging

		Combined
	June 30, 2016	June 30, 2015	Change

Segment sales	$1,635.8	$1,710.6	$(74.8)

Segment income	$151.7	$168.2	$(16.5)
Depreciation	86.8	76.8	10.0
Amortization	37.4	10.7	26.7
Inventory step-up, net of LIFO	(0.8)	-	(0.8)
Adjusted Segment EBITDA	$275.1	$255.7	$19.4

Operating Highlights for the Quarter Ended June 30, 2016:

  Strong year-over-year segment EBITDA margin growth
  Strong EBITDA margin growth in the home, health and beauty business due to favorable product mix, lower input costs and improved productivity
  Cenveo synergies ahead of plan; integrating 25,000 tons of paperboard

Period Comparability Items:

  The impact of foreign exchange on segment sales and income for the current quarter was unfavorable $6 million and $1 million, respectively

Land and Development

		Combined
	June 30, 2016	June 30, 2015	Change

Segment sales	$42.0	$22.0	$20.0

Segment income	$9.5	$8.1	$1.4
Depreciation	0.3	0.4	(0.1)
Amortization	-	-	-
Adjusted Segment EBITDA	$9.8	$8.5	$1.3

Operating Highlights for the Quarter Ended June 30, 2016:

  Continuing strong economic and real estate trends in Charleston, South Carolina
  Revenues driven by Walworth land parcel sale for $27 million
  Expect to complete monetization of the land portfolio over next 24 to 30 months

Period Comparability Items:

  Segment income in the current quarter was impacted by expensing $20 million of step-up in land values for items sold during the period; the step-up in values occurred due to purchase accounting and will impact future periods’ reported cost of sales

Non-Allocated Expenses

		Combined
	June 30, 2016	June 30, 2015	Change

Non-allocated expenses excluding non-service pension income	$36.5	$40.0	$(3.5)
Non-service pension income	(21.2)	(38.9)	17.7
Non-allocated expenses as reported	$15.3	$1.1	$14.2

Non-service pension income associated with WestRock’s qualified and nonqualified defined benefit pension plans decreased by $18 million compared to the prior year quarter primarily due to the lower expected return on asset assumption that management established in the fourth quarter of fiscal 2015 as a result of the U.S. Qualified Pension Plans investment de-risking implemented in anticipation of merging certain RockTenn and MeadWestvaco pension plans at that time.

Restructuring and Other Items

Restructuring and other items included the following pre-tax costs and expenses:

  $11 million of closure costs, primarily related to the closure of a merchandising display facility, exiting a recycling facility and costs at other previously closed facilities; approximately $7 million was non-cash
  $30 million of integration expenses and $2 million of acquisition and divestiture expenses
  $2 million of operating losses and transition costs, primarily associated with operations in the process of being closed

Discontinued Operations – Ingevity Separation

The after-tax loss from discontinued operations of $59 million in the third quarter of fiscal 2016 includes a $101 million pre-tax non-cash impairment of Specialty Chemicals intangibles and $23 million of pre-tax restructuring and other costs primarily associated with the separation, which were partially offset by $19 million of pre-tax income from operations for the six weeks prior to the separation and a $10 million tax benefit associated with a change in deferred taxes associated with legal entity restructuring.

Cash Provided From Operating, Financing and Investing Activities

Cash from operations was $532 million in the third quarter of fiscal 2016. Total debt was $5.86 billion at June 30, 2016. Consistent with WestRock’s balanced capital allocation strategy, during the third quarter, WestRock invested $196 million in capital expenditures, paid $95 million in dividends and returned $46 million to its stockholders in stock repurchases.

Prior to the Ingevity separation, Ingevity (then a subsidiary of WestRock) borrowed $500 million in contemplation of the separation. WestRock used $69 million to fund a trust as security for a long term capital lease obligation. WestRock used the net proceeds to pay down other debt and for general corporate purposes. The $500 million of Ingevity debt and the $69 million funded to the trust were removed from the WestRock balance sheet upon the separation. In addition, $50 million of cash held by Ingevity as of the separation date was retained by Ingevity and is reflected as a financing cash outflow.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that our performance this quarter further demonstrates the success of our differentiated strategy that is creating value for our customers, stockholders and employees; and, with respect to our Land and Development segment, we are seeing continuing strong economic and real estate trends in Charleston, South Carolina, the step-up of land values in purchase accounting will impact future periods’ reported cost of sales and we expect to complete monetization of the land portfolio over next 24 to 30 months. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the strategic combination; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; and competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Operations
In millions, except per share amounts (unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2016	2015	2016	2015
			(recast)

Net sales	$3,596.5	$2,538.9	$10,560.1	$7,508.7

Cost of goods sold	2,869.2	2,012.6	8,520.8	6,055.8

Gross profit	727.3	526.3	2,039.3	1,452.9
Selling, general and administrative, excluding intangible amortization	341.5	224.7	1,019.4	676.5
Selling, general and administrative intangible amortization	53.3	22.1	159.4	66.6
Pension lump sum settlement and retiree medical curtailment, net	-	(0.4)	-	11.5
Restructuring and other costs, net	43.1	13.1	317.0	35.7

Operating profit	289.4	266.8	543.5	662.6
Interest expense	(64.0)	(22.6)	(193.2)	(68.9)
Interest income and other income (expense), net	20.9	(0.7)	43.2	(1.0)
Equity in income of unconsolidated entities	5.8	2.7	6.8	7.3

Income from continuing operations before income taxes	252.1	246.2	400.3	600.0

Income tax expense	(99.7)	(88.3)	(159.1)	(206.1)
Income from continuing operations	152.4	157.9	241.2	393.9

Loss from discontinued operations (net of income tax benefit of $46.2, $0, $39.0 and $0)	(58.7)	-	(539.4)	-
Consolidated net income (loss)	93.7	157.9	(298.2)	393.9

Less: Net income attributable to noncontrolling interests	(1.4)	(1.5)	(6.1)	(2.6)

Net income (loss) attributable to common
stockholders	$92.3	$156.4	$(304.3)	$391.3

Diluted weighted average shares outstanding	256.2	142.7	258.6	142.7

Diluted earnings per share from continuing operations	$0.59	$1.10	$0.93	$2.74
Diluted loss per share from discontinued operations	(0.23)	-	(2.11)	-
Diluted earnings (loss) per share	$0.36	$1.10	$(1.18)	$2.74

WestRock Company
Segment Information
In millions (unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2016	2015	2016	2015
			(recast)
Net sales:

Corrugated Packaging	$1,967.7	$1,887.3	$5,864.8	$5,529.6
Consumer Packaging	1,635.8	690.2	4,766.4	2,098.1
Land and Development	42.0	-	76.1	-
Intersegment Eliminations	(49.0)	(38.6)	(147.2)	(119.0)

Total net sales	$3,596.5	$2,538.9	$10,560.1	$7,508.7

Income from continuing operations before income taxes:

Corrugated Packaging	$192.4	$217.0	$547.5	$571.3
Consumer Packaging	151.7	77.9	342.6	189.3
Land and Development	9.5	-	6.2	-

Total segment income	$353.6	$294.9	$896.3	$760.6

Pension lump sum settlement and retiree medical curtailment, net	-	0.4	-	(11.5)
Restructuring and other costs, net	(43.1)	(13.1)	(317.0)	(35.7)
Non-allocated expenses	(15.3)	(12.7)	(29.0)	(43.5)
Interest expense	(64.0)	(22.6)	(193.2)	(68.9)
Interest income and other income (expense), net	20.9	(0.7)	43.2	(1.0)

Income from continuing operations before income taxes	$252.1	$246.2	$400.3	$600.0

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Consolidated net income (loss)	$93.7	$157.9	$(298.2)	$393.9

Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	282.2	155.0	867.7	459.5
Cost of real estate sold	26.7	-	50.1	-
Deferred income tax expense	37.1	65.0	35.4	152.1
Share-based compensation expense	21.6	7.1	51.8	28.5
Loss (Gain) on disposal of plant and equipment and other, net	2.1	(1.1)	1.9	1.3
Equity in income of unconsolidated entities	(5.8)	(2.7)	(6.8)	(7.3)
Pension and other postretirement funding (more) than expense (income)	(28.5)	(73.3)	(69.0)	(120.6)
Gain on Gondi investment	(12.1)	-	(12.1)	-
Cash surrender value increase in excess of premium paid	(6.2)	-	(23.7)	-
Impairment adjustments	5.1	1.8	191.3	3.0
Other non-cash items	(18.1)	0.8	(34.1)	(6.0)
Impairment of Specialty Chemicals goodwill and intangibles	101.1	-	579.4	-
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(62.5)	(51.5)	51.0	69.0
Inventories	106.0	14.3	25.8	(7.8)
Other assets	(15.9)	(21.2)	(79.3)	(111.9)
Accounts payable	(45.3)	(34.4)	(104.1)	(41.8)
Income taxes	(36.7)	19.8	(13.0)	(10.5)
Accrued liabilities and other	87.1	28.3	92.7	15.2

Net cash provided by operating activities	531.6	265.8	1,306.8	816.6

Investing activities:

Capital expenditures	(196.3)	(123.7)	(614.7)	(358.9)
Cash received (paid) for business acquisitions, net of cash acquired	4.6	-	(376.4)	3.7
Debt purchased in connection with an acquisition	-	-	(36.5)	-
Investment in unconsolidated entities	(178.1)	-	(178.5)	-
Return of capital from unconsolidated entities	4.9	0.4	5.4	0.8
Proceeds from the sale of subsidiary and affiliates	-	-	10.2	-
Proceeds from sale of property, plant and equipment	1.4	14.4	10.9	22.8

Net cash used for investing activities	(363.5)	(108.9)	(1,179.6)	(331.6)

Financing activities:

Additions (repayments) to revolving credit facilities	102.3	(124.8)	180.6	(84.9)
Additions to debt	437.2	110.4	1,458.3	221.3
Repayments of debt	(557.0)	(96.1)	(1,012.2)	(473.9)
Other financing additions	2.3	2.6	2.5	2.0
Debt issuance costs	(3.6)	-	(3.6)	(0.1)
Specialty chemicals spin-off of cash and trust funding	(118.9)	-	(118.9)	-
Issuances of common stock, net of related minimum tax withholdings	7.0	2.2	(3.8)	(24.6)
Purchases of common stock	(46.3)	-	(285.1)	(8.7)
Excess tax benefits from share-based compensation	-	0.3	0.1	16.7
Advances from (repayments to) unconsolidated entity	(0.8)	(0.4)	(1.0)	(0.8)
Cash dividends paid to stockholders	(94.7)	(45.2)	(286.3)	(116.6)
Cash distributions to noncontrolling interests	(5.0)	(0.8)	(21.8)	(2.1)

Net cash used for financing activities	(277.5)	(151.8)	(91.2)	(471.7)

Effect of exchange rate changes on cash and cash equivalents	0.5	(1.6)	(5.6)	(2.7)

(Decrease) Increase in cash and cash equivalents	(108.9)	3.5	30.4	10.6

Cash and cash equivalents from continuing operations, at beginning of period	342.2	39.7	207.8	32.6
Cash and cash equivalents from discontinued operations, at beginning of period	25.4	-	20.5	-
Balance of cash and cash equivalent at beginning of period	367.6	39.7	228.3	32.6

Cash and cash equivalents from continuing operations, at end of the period	258.7	43.2	258.7	43.2
Cash and cash equivalents from discontinued operations, at end of the period	-	-	-	-
Cash and cash equivalents at end of period	$258.7	$43.2	$258.7	$43.2

Supplemental disclosure of cash flow information
Cash paid during the period for:
Income taxes, net of refunds	$69.1	$3.0	$118.5	$47.6
Interest, net of amounts capitalized	22.0	5.4	167.3	47.0

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	June 30,	September 30,
	2016	2015
		(recast)
Assets
Current assets
Cash and cash equivalents	$258.7	$207.8
Restricted cash	7.3	7.3
Accounts receivable (net of allowances of $38.5 and $29.5)	1,596.6	1,575.4
Inventories	1,691.1	1,761.0
Other current assets	331.5	261.7
Current assets of discontinued operations	-	362.8

Total current assets	3,885.2	4,176.0

Property, plant and equipment, net	9,345.2	9,159.8
Goodwill	4,788.0	4,647.1
Intangibles, net	2,651.3	2,794.9
Restricted assets held by special purpose entities	1,295.4	1,302.1
Prepaid pension asset	545.1	532.9
Other assets	936.2	503.9
Long-term assets of discontinued operations	-	2,255.7

Total assets	$23,446.4	$25,372.4

Liabilities and Equity
Current liabilities
Current portion of debt	$345.2	$63.7
Accounts payable	1,109.5	1,231.4
Accrued compensation and benefits	376.1	354.9
Other current liabilities	476.3	410.2
Current liabilities of discontinued operations	-	118.6

Total current liabilities	2,307.1	2,178.8

Long-term debt due after one year	5,513.9	5,558.2
Pension liabilities, net of current portion	278.4	316.0
Postretirement medical liabilities, net of current portion	145.3	143.0
Non-recourse liabilities held by special purpose entities	1,172.3	1,179.6
Deferred income taxes	3,283.0	3,171.7
Other long-term liabilities	709.3	647.2
Long-term liabilities of discontinued operations	-	379.8
Redeemable noncontrolling interests	14.3	14.2

Total common stockholders' equity	9,913.1	11,651.8
Noncontrolling interests	109.7	132.1
Total Equity	10,022.8	11,783.9

Total liabilities and equity	$23,446.4	$25,372.4

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating its performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us as well as reconciliations of such non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA Margins

WestRock management uses “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate its performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment Net sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Set forth below is a reconciliation of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Net Sales and Segment Income for the quarter ended June 30, 2016 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Land and Development	Non-Alloc. / Eliminations	Consolidated

Segment Net sales	$1,967.7	$1,635.8	$42.0	$(49.0)	$3,596.5
Less: Trade sales	(70.6)	―	―	―	(70.6)
Adjusted Segment Sales	$1,897.1	$1,635.8	$42.0	$(49.0)	$3,525.9

Segment Income including non-allocated	$192.4	$151.7	$9.5	$(15.3)	$338.3
Depreciation and amortization	144.1	124.2	0.3	2.0	270.6
Segment EBITDA	336.5	275.9	9.8	(13.3)	608.9
Plus: Inventory step-up	2.8	(0.8)	―	―	2.0
Adjusted Segment EBITDA	$339.3	$275.1	$9.8	$(13.3)	$610.9

Segment EBITDA Margins	17.1%	16.9%	23.3%
Adjusted Segment EBITDA Margins	17.9%	16.8%	23.3%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment Net sales	$1,761.4	$92.3	$114.0	$1,967.7
Less: Trade sales	(70.6)	—	—	(70.6)
Adjusted Segment Sales	$1,690.8	$92.3	$114.0	$1,897.1

Segment income	$177.5	$9.2	$5.7	$192.4
Depreciation and amortization	129.6	11.8	2.7	144.1
Segment EBITDA	307.1	21.0	8.4	336.5
Plus: Inventory step-up	2.8	—	—	2.8
Adjusted Segment EBITDA	$309.9	$21.0	$8.4	$339.3

Segment EBITDA Margins	17.4%	22.8%	7.4%	17.1%
Adjusted Segment EBITDA Margins	18.3%	22.8%	7.4%	17.9%

Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Free Cash Flow”. Management believes this non-GAAP financial measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance relative to other periods because it excludes certain restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Free Cash Flow” to the most directly comparable GAAP measure, Net cash provided by operating activities for the three months ended June 30, 2016 (in millions, except per share amount).

Net cash provided by operating activities	$531.6
Less: Capital expenditures	(196.3)
Free Cash Flow	335.3
Plus: Restructuring and other costs, net of tax	37.9
Adjusted Free Cash Flow	$373.2

Adjusted Income from Continuing Operations and Adjusted Earnings from Continuing Operations per Diluted Share

WestRock also uses the non-GAAP financial measures “adjusted income from continuing operations” and “adjusted earnings from continuing operations per diluted share”. Management believes these non-GAAP financial measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance because they exclude restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate its performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to adjusted income from continuing operations and adjusted earnings from continuing operations per diluted share are income from continuing operations and earnings from continuing operations per diluted share, respectively. At the beginning of this press release is a reconciliation of earnings from continuing operations per diluted share to adjusted earnings from continuing operations per diluted share. Set forth below is a reconciliation of adjusted income from continuing operations to income from continuing operations (in millions).

Three Months Ended
June 30, 2016

Income from continuing operations	$152.4

Restructuring and other items	30.8
Merger and acquisition inventory step-up expense	1.4
Gain on investment in Grupo Gondi	(1.5)
Noncontrolling interest from continuing operations	(0.4)

Adjusted income from continuing operations	$182.7

Combined RockTenn & MeadWestvaco

The Combined RKT / MWV column in the table below represents the addition of RockTenn and MeadWestvaco’s individual results for the quarter ended June 30, 2015 including presenting the results of the recently separated Specialty Chemicals segment as discontinued operations. MeadWestvaco’s results have been recast for changes to charge the MeadWestvaco segments for items such as additional corporate costs, pension service costs and stock-based compensation in order to be consistent with WestRock’s methodology, as well as to remove interest expense and other income, net from MeadWestvaco’s Corporate and Other category, and does not reflect the effect of any purchase accounting adjustments, including but not limited to the elimination of intercompany sales and the fair value of assets and liabilities and therefore do not reflect WestRock’s pro forma results on a GAAP basis (in millions):

	RKT	MWV as Reported (1)	MWV Adj's (2)	MWV Recast	Combined RKT / MWV	Less: Specialty Chemicals	Combined RKT/MWV Excluding Specialty Chemicals
Segment Sales
Corrugated Packaging	$1,887.3	$123.1	$-	$123.1	$2,010.4	$-	$2,010.4
Consumer Packaging	690.2	1,020.4	-	1,020.4	1,710.6	-	1,710.6
Specialty Chemicals	-	262.2	-	262.2	262.2	(262.2)	-
Land & Development	-	22.0	-	22.0	22.0	-	22.0
Intersegment Eliminations	(38.6)	(5.4)	-	(5.4)	(44.0)	-	(44.0)
Total Segment sales	$2,538.9	$1,422.3	$-	$1,422.3	$3,961.2	$(262.2)	$3,699.0

Segment Income
Corrugated Packaging	$217.0	$18.1	$(2.6)	$15.5	$232.5	$-	$232.5
Consumer Packaging	77.9	125.0	(34.7)	90.3	168.2	-	168.2
Specialty Chemicals	-	61.7	(2.8)	58.9	58.9	(58.9)	-
Land & Development	-	2.1	6.0	8.1	8.1	-	8.1
Total Segment Income	294.9	206.9	(34.1)	172.8	467.7	(58.9)	408.8
Non-Allocated Expenses	(12.7)	(30.5)	42.1	11.6	(1.1)	-	(1.1)
Segment Income including Non-Allocated Expenses	282.2	176.4	8.0	184.4	466.6	(58.9)	407.7
Noncontrolling interest	-	8.0	(8.0)	-	-	-	-
MWV Interest and Other Items	-	(76.2)	-	(76.2)	(76.2)	-	(76.2)
	$282.2	$108.2	$-	$108.2	$390.4	$(58.9)	$331.5

Depreciation and Amortization
Corrugated Packaging	$122.4	$8.8	$-	$8.8	$131.2	$-	$131.2
Consumer Packaging	28.7	58.8	-	58.8	87.5	-	87.5
Specialty Chemicals	-	8.5	-	8.5	8.5	(8.5)	-
Land & Development	-	0.4	-	0.4	0.4	-	0.4
Total Segment D&A	151.1	76.5	-	76.5	227.6	(8.5)	219.1
Non-Allocated Expenses	3.9	3.3	-	3.3	7.2	-	7.2
Total D&A	$155.0	$79.8	$-	$79.8	$234.8	$(8.5)	$226.3

Segment EBITDA
Corrugated Packaging	$339.4	$26.9	$(2.6)	$24.3	$363.7	$-	$363.7
Consumer Packaging	106.6	183.8	(34.7)	149.1	255.7	-	255.7
Specialty Chemicals	-	70.2	(2.8)	67.4	67.4	(67.4)	-
Land & Development	-	2.5	6.0	8.5	8.5	-	8.5
Total Segment EBITDA	446.0	283.4	(34.1)	249.3	695.3	(67.4)	627.9
Non-Allocated Expenses	(8.8)	(27.2)	42.1	14.9	6.1	-	6.1
Noncontrolling interest	-	8.0	(8.0)	-	-	-	-
Segment EBITDA, including Non-Allocated Expenses	$437.2	$264.2	$-	$264.2	$701.4	$(67.4)	$634.0

(1) As adjusted for segment realignment and presented to one decimal.
(2) Recasting of allocation of additional Corporate, pension and stock-based compensation costs to segments in order to conform to the WestRock methodology.

CONTACT:

WestRock

Investors:
Matt Tractenberg, 470-328-6327
Vice President, Head of Investor Relations
matt.tractenberg@westrock.com

John Stakel, 678-291-7901
Senior Vice President - Treasurer
john.stakel@westrock.com

Media:
Chris Augustine, 470-328-6305
Director, Corporate Communications
mediainquiries@westrock.com